Exhibit 12.2

July 15, 2003

Securities and Exchange Commission

450 Fifth Street, N.W

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.

Jorge Carlos Bledel, the Chief Executive Officer and Marcelo Gustavo Canestri, the Chief Financial Officer of BBVA Banco Francés S.A., each certifies that, to the best of his knowledge:

1. the Annual Report on Form 20-F (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of BBVA Banco Francés S.A

/s/ Jorge Carlos Bledel
Name: Jorge Carlos Bledel Title: Chief Executive Officer
/s/ Marcelo Gustavo Canestri
Name: Marcelo Gustavo Canestri Title: Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 of the Sarbanes-Oxley Act, has been provided to BBVA Banco Francés S.A. and will be retained by BBVA Banco Francés S.A. and furnished to the Securities and Exchange Commission or its staff upon request.